The Ensign Group Reports Record Net Income, Adjusted Earnings of $0.62 per Share

Conference Call and Webcast Scheduled for November 8, 2012 at 10:00 am PT

MISSION VIEJO, California - November 7, 2012 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, assisted and independent living, home health, hospice care and urgent care companies, today reported operating results for the third quarter of 2012.

Financial highlights for the Third Quarter include:

▪	Net income climbed 14.6% to a record $13.3 million;

▪	Same-store skilled nursing occupancy grew by 40 basis points over the prior year quarter to 82.1%;

▪	Same-store skilled mix days held steady at 28.7% despite reported soft hospital occupancy in many markets, while consolidated skilled days grew by 34 basis points to 25.2% of patient days;

▪
Consolidated EBITDAR was a record $34.4 million, an increase of 3.0% over the prior year quarter, and the fourth consecutive sequential increase since the October 1, 2011 implementation of an 11.1% Medicare cut and changes to therapy regulations which increased therapy costs; and

▪	Consolidated revenues were a record $207.2 million, up 5.5%.

Operating Results

Ensign matched its adjusted earnings per share for the same quarter of 2011, despite the effects of last October's unprecedented 11.1% reduction in Medicare rates to skilled nursing facilities and a simultaneous change in therapy regulations that increased the cost of delivering physical and other types of therapy to skilled nursing patients.

“We have now successfully navigated a full four quarters under the difficult circumstances posed by last years' cuts, and have posted improved operating results each quarter,” said Christopher Christensen, Ensign's President and Chief Executive Officer. He observed that, even though same-store revenues are tracking behind the prior year as a result of the cuts, the 14.6% earnings increase illustrates that Ensign's unique operating model has been able to adjust effectively on the expense side to the new reimbursement realities in skilled nursing care.

Mr. Christensen also highlighted the company's diversification into home health and hospice care, and into subacute care, as further evidence of the organization's agility and ability to quickly adjust in the face of operating headwinds. “As always, it is our empowered and motivated local leaders and their teams that have rallied to make up lost revenues, craft their own unique and innovative ways to get the job done, and again set Ensign apart from the crowd,” he said.
Mr. Christensen noted that the last four quarters “have been the perfect storm” for the skilled nursing industry, adding, “And we are grateful that - while we have increased revenue, earnings and occupancy more slowly than last year - we have nevertheless increased, and done so through a very difficult time.”

In other results, Chief Financial Officer Suzanne Snapper reported that EBITDA rose nearly $1.0 million to $31.1 million, notwithstanding the October 2011 Medicare cuts and therapy changes. She noted that Ensign, as a growing, dynamic company, had benefited from the contributions of recently-acquired and transitioning facilities, which posted revenue gains of 80% and 5.7% respectively, more than offsetting the 3.3% decline in same-store revenue resulting from the 2011 cuts.

She also reported that, while much of the industry appears to have suffered a decline in occupancy during the quarter, Ensign's same-store skilled nursing occupancy was actually up by 40 basis points to 82.1%, and same-store occupancy was up 35 basis points to 82.2%. “We believe that as the quality of our service offerings, our superior clinical outcomes and our connections to our individual markets continue to strengthen, we will increasingly draw market share across the portfolio,” she added, noting that the largest increases are expected “at the higher end of the acuity spectrum.”
Fully diluted GAAP earnings per share were $0.60 for the quarter, an 11.1% increase compared to $0.54 in the third quarter of 2011. Adjusted non-GAAP earnings for the quarter were $0.62 per fully diluted share, compared to $0.62 in the third quarter of 2011. A reconciliation of key GAAP and non-GAAP financial metrics appears in the financial data included with this release. More complete information is contained in the Company's 10-Q, which was filed with the SEC today and can be viewed on the Company's website at http://www.ensigngroup.net.

2012 Guidance Confirmed

Management confirmed its annual guidance, which was increased following the second quarter, projecting adjusted net income of $2.48 to $2.56 per diluted share on revenues of $830 million to $846 million. The guidance is based on diluted weighted average common shares outstanding of 22.1 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, the effects of the announced Medicare market basket update, anticipated increases in overall net Medicaid reimbursement rates, a normalized tax rate of approximately 39%, and that tax rates do not materially increase. It also excludes expenses related to normalized rent from one operating lease for a not-yet opened facility and the costs associated with the settlement of the California class action, as well as expenses related to the DOJ investigation which can vary widely from quarter to quarter depending on the DOJ's activities and the required response by the Company.

Quarter Highlights
Dividend Declared
During the quarter, the company's Board of Directors declared a quarterly cash dividend of $0.06 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002, and has increased its dividend every year.
Acquisition Growth
During the quarter, the company announced the acquisition of one skilled nursing and assisted living campus and one skilled nursing facility, both in the same transaction. In addition, the company exercised fixed-formula purchase options on three skilled nursing facilities it has operated for many years. The facilities were purchased with cash, and include:

▪	In Idaho, Discovery Care Center, a 45-bed skilled nursing and 24-unit assisted living campus in Salmon.

▪	Also in Idaho, Owyhee Health & Rehabilitation Center, a 49-bed skilled nursing facility located in Homedale, a suburb of the growing Boise market.

▪
In Southern California, Ensign exercised a purchase option to acquire the underlying real estate of Palomar Vista Healthcare Center, a 74-bed skilled nursing facility located in Escondido. An Ensign subsidiary has operated Palomar Vista since 2003 under a lease from the family that founded the facility.

▪
Also in Southern California, Ensign exercised purchase options to acquire the underlying real estate of Atlantic Memorial Healthcare Center, a 104-bed skilled nursing facility, and Shoreline Healthcare Center, a 75-bed skilled nursing facility, both located in the City of Long Beach. Separate Ensign subsidiaries have operated the two facilities since 2002 under leases from the family that built and originally operated the two facilities.

The acquisitions brought Ensign's growing portfolio to 107 facilities, 85 of which are Ensign-owned, with Ensign affiliates holding purchase options on two of Ensign's 22 leased facilities, as well as four hospice companies and six home health businesses, spread over 11 states. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care, home health and hospice operations across the United States.

Conference Call

A live webcast will be held on Thursday, November 8, 2012 at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) to discuss Ensign's third quarter 2012 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, November 23, 2012.
About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 107 facilities, four hospice companies and six home health businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska and Oregon. Each of these facilities and businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the urgent care joint venture, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Gregory Stapley, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	As Reported	Non-GAAP Adj.	As Adjusted	As Reported	Non-GAAP Adj.	As Adjusted
Revenue	$207,150		$207,150	$613,618		$613,618
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	164,877	(307)(1)(2)	164,570	488,305	(3,265)(1)(2)(3)	485,040
Facility rent—cost of services	3,374	(153)(4)	3,221	10,063	(445)(4)	9,618
General and administrative expense	8,099	(594)(5)	7,505	23,933	(1,442)(5)	22,491
Depreciation and amortization	7,179	(127)(6)	7,052	21,145	(433)(6)	20,712
Total expenses	183,529	(1,181)	182,348	543,446	(5,585)	537,861
Income from operations	23,621	1,181	24,802	70,172	5,585	75,757
Other income (expense):
Interest expense	(3,092)		(3,092)	(9,131)		(9,131)
Interest income	69		69	172		172
Other expense, net	(3,023)		(3,023)	(8,959)		(8,959)
Income before provision for income taxes	20,598	1,181	21,779	61,213	5,585	66,798

Tax Effect on Non-GAAP Adjustments		461(7)			2,178(7)
Tax True-up for Effective Tax Rate		471(8)			803(8)
Provision for income taxes	7,562	932	8,494	23,070	2,981	26,051
Net income	$13,036	249	$13,285	$38,143	2,604	$40,747
Less: net loss attributable to noncontrolling interests	(258)		(258)	(511)		(511)
Net income attributable to The Ensign Group, Inc.	$13,294	249	$13,543	$38,654	2,604	$41,258
Net income per share:
Basic	$0.62		$0.63	$1.81		$1.93
Diluted	$0.60		$0.62	$1.77		$1.88
Weighted average common shares outstanding:
Basic	21,488		21,488	21,369		21,369
Diluted	22,010		22,010	21,899		21,899

(1)	Represents acquisition-related costs of $110 and $230 for the three and nine months ended September 30, 2012, respectively.

(2)	Represents costs of $197 and $439 for the three and nine months ended September 30, 2012, respectively, incurred to recognize income tax credits which contributed to decrease in effective tax rate.

(3)	Represents the settlement of a class action lawsuit regarding minimum staffing requirements in the state of California of $2,596 during the three months ended June 30, 2012.

(4)	Represents straight-line rent amortization for a facility which the Company has begun construction activities, but has not commenced operations of a skilled nursing facility as of September 30, 2012.

(5)
Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the Department of Justice (DOJ).

(6)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(7)	Represents the tax impact of non-GAAP adjustments noted in (1) - (6) at a normalized tax rate of 39.0%.

(8)
In FY 2011 and 2010, the Company's effective tax rates were a 38.3% and 39.3%, respectively. Therefore, this represents an adjustment to the provision for income taxes to normalize our current quarter effective tax rate to 39.0%.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended September 30, 2011			Nine Months Ended September 30, 2011
	As Reported	Non-GAAP Adj.	As Adjusted	As Reported	Non-GAAP Adj.	As Adjusted
Revenue	$196,346		$196,346	$565,615		$565,615
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	155,725	(158)(1)	155,567	444,517	(362)(1)	444,155
Facility rent—cost of services	3,331		3,331	10,380		10,380
General and administrative expense	7,195		7,195	22,188		22,188
Depreciation and amortization	6,179	(249)(2)	5,930	16,784	(808)(2)	15,976
Total expenses	172,430	(407)	172,023	493,869	(1,170)	492,699
Income from operations	23,916	407	24,323	71,746	1,170	72,916
Other income (expense):
Interest expense	(5,323)	2,542(3)	(2,781)	(10,789)	2,542(3)	(8,247)
Interest income	68		68	198		198
Other expense, net	(5,255)	2,542	(2,713)	(10,591)	2,542	(8,049)
Income before provision for income taxes	18,661	2,949	21,610	61,155	3,712	64,867

Provision for income taxes	7,063	1,116(4)	8,179	23,835	1,447(4)	25,282
Net income	$11,598	1,833	$13,431	$37,320	2,265	$39,585
Net income per share:
Basic	$0.55		$0.64	$1.78		$1.89
Diluted	$0.54		$0.62	$1.73		$1.84
Weighted average common shares outstanding:
Basic	20,995		20,995	20,920		20,920
Diluted	21,570		21,570	21,571		21,571

(1)	Represents acquisition-related costs expenses.

(2)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(3)	Represents the loss on extinguishment and amortization of remaining deferred financing costs in connection with the Senior Credit Facility entered into by the Company on July 15, 2011.

(4)	Represents the tax impact of non-GAAP adjustments noted in (1) - (3) at a normalized tax rate of 39.0%.

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR
(in thousands)
The table below reconciles net income to EBITDA and EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Dollars in thousands)
Consolidated Statements of Income Data:
Net income	$13,036	$11,598	$38,143	$37,320
Net loss attributable to noncontrolling interests	258	—	511	—
Interest expense, net	3,023	5,255	8,959	10,591
Provision for income taxes	7,562	7,063	23,070	23,835
Depreciation and amortization	7,179	6,179	21,145	16,784
EBITDA	$31,058	$30,095	$91,828	$88,530
Facility rent—cost of services	3,374	3,331	10,063	10,380
EBITDAR	$34,432	$33,426	$101,891	$98,910

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$32,028	$29,584
Accounts receivable—less allowance for doubtful accounts of $13,628 and $12,782 at September 30, 2012 and December 31, 2011, respectively	98,072	86,311
Investments—current	4,254	—
Prepaid income taxes	3,232	5,882
Prepaid expenses and other current assets	7,985	7,667
Deferred tax asset—current	10,178	11,195
Total current assets	155,749	140,639
Property and equipment, net	439,233	403,862
Insurance subsidiary deposits and investments	18,149	16,752
Escrow deposits	—	175
Deferred tax asset	4,787	3,514
Restricted and other assets	12,385	10,418
Intangible assets, net	4,867	2,321
Goodwill	22,180	17,177
Other indefinite-lived intangibles	10,598	1,481
Total assets	$667,948	$596,339
Liabilities and equity
Current liabilities:
Accounts payable	$23,211	$21,169
Accrued wages and related liabilities	34,868	41,958
Accrued self-insurance liabilities—current	15,897	12,369
Other accrued liabilities	22,615	18,577
Current maturities of long-term debt	7,133	6,314
Total current liabilities	103,724	100,387
Long-term debt—less current maturities	192,299	181,556
Accrued self-insurance liabilities—less current portion	34,928	31,904
Fair value of interest rate swap	3,116	2,143
Deferred rent and other long-term liabilities	3,306	2,864
Total liabilities	337,373	318,854
Temporary equity - redeemable noncontrolling interest	11,511	—
Total equity	319,064	277,485
Total liabilities and equity	$667,948	$596,339

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Nine Months Ended September 30,
	2012	2011
	(In thousands)
Net cash provided by operating activities	$51,593	$53,245
Net cash used in investing activities	(61,841)	(126,870)
Net cash provided by financing activities	12,692	27,187
Net increase (decrease) in cash and cash equivalents	2,444	(46,438)
Cash and cash equivalents at beginning of period	29,584	72,088
Cash and cash equivalents at end of period	$32,028	$25,650

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
The following tables summarize our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$207,150	$196,346	$10,804	5.5%
Number of facilities at period end	107	99	8	8.1%
Actual patient days	872,701	812,627	60,074	7.4%
Occupancy percentage — Operational beds	78.7%	78.7%		—%
Skilled mix by nursing days	25.2%	24.9%		0.3%
Skilled mix by nursing revenue	49.3%	51.3%		(2.0)%

	Three Months Ended September 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$139,664	$144,357	$(4,693)	(3.3)%
Number of facilities at period end	62	62	—	—%
Actual patient days	537,256	536,500	756	0.1%
Occupancy percentage — Operational beds	82.2%	81.8%		0.4%
Skilled mix by nursing days	28.7%	28.7%		—%
Skilled mix by nursing revenue	53.3%	55.7%		(2.4)%

	Three Months Ended September 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$37,163	$35,147	$2,016	5.7%
Number of facilities at period end	20	20	—	—%
Actual patient days	168,062	159,750	8,312	5.2%
Occupancy percentage — Operational beds	75.7%	71.9%		3.8%
Skilled mix by nursing days	18.8%	16.8%		2.0%
Skilled mix by nursing revenue	40.0%	38.6%		1.4%

	Three Months Ended September 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$30,323	$16,842	$13,481	NM
Number of facilities at period end	25	17	8	NM
Actual patient days	167,383	116,377	51,006	NM
Occupancy percentage — Operational beds	71.9%	75.2%		NM
Skilled mix by nursing days	16.8%	11.0%		NM
Skilled mix by nursing revenue	37.0%	29.1%		NM
______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2009.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2009 to December 31, 2010.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2011.

	Nine Months Ended September 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$613,618	$565,615	$48,003	8.5%
Number of facilities at period end	107	99	8	8.1%
Actual patient days	2,580,026	2,291,107	288,919	12.6%
Occupancy percentage — Operational beds	79.2%	79.5%		(0.3)%
Skilled mix by nursing days	25.8%	25.8%		—%
Skilled mix by nursing revenue	50.1%	52.2%		(2.1)%

	Nine Months Ended September 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$421,993	$430,621	$(8,628)	(2.0)%
Number of facilities at period end	62	62	—	—%
Actual patient days	1,614,554	1,601,360	13,194	0.8%
Occupancy percentage — Operational beds	82.9%	82.3%		0.6%
Skilled mix by nursing days	29.6%	29.2%		0.4%
Skilled mix by nursing revenue	54.3%	56.2%		(1.9)%

	Nine Months Ended September 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$108,611	$104,442	$4,169	4.0%
Number of facilities at period end	20	20	—	—%
Actual patient days	493,258	481,277	11,981	2.5%
Occupancy percentage — Operational beds	74.6%	73.0%		1.6%
Skilled mix by nursing days	17.8%	16.2%		1.6%
Skilled mix by nursing revenue	38.3%	37.7%		0.6%

	Nine Months Ended September 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$83,014	$30,552	$52,462	NM
Number of facilities at period end	25	17	8	NM
Actual patient days	472,152	208,453	263,699	NM
Occupancy percentage — Operational beds	72.9%	75.1%		NM
Skilled mix by nursing days	17.4%	13.2%		NM
Skilled mix by nursing revenue	38.6%	32.9%		NM
______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2009.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2009 to December 31, 2010.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2011.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
The following table reflects the change in the skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total		%
	2012	2011	2012	2011	2012	2011	2012	2011	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$564.05	$643.35	$483.99	$536.50	$464.93	$472.68	$539.13	$616.78	(12.6)%
Managed care	380.35	369.63	399.24	415.53	398.82	490.71	383.29	375.05	2.2%
Other skilled	565.92	538.68	582.27	550.61	—	—	568.60	539.85	5.3%
Total skilled revenue	494.56	535.11	467.43	509.47	454.10	474.63	487.11	529.46	(8.0)%
Medicaid	171.03	168.44	161.56	160.86	150.51	137.38	166.74	164.60	1.3%
Private and other payors	195.48	188.75	166.36	177.01	167.14	152.27	180.75	177.24	2.0%
Total skilled nursing revenue	$266.15	$275.75	$219.68	$221.55	$206.73	$180.37	$249.38	$257.06	(3.0)%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total		%
	2012	2011	2012	2011	2012	2011	2012	2011	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$561.39	$640.30	$484.52	$535.07	$471.11	$468.00	$539.61	$617.12	(12.6)%
Managed care	371.90	368.52	405.64	424.72	405.85	489.89	376.64	373.99	0.7%
Other skilled	571.69	530.87	579.57	520.02	—	—	572.78	530.02	8.1%
Total skilled revenue	491.37	530.69	469.82	508.88	460.53	470.05	485.99	526.38	(7.7)%
Medicaid	170.11	167.54	162.71	160.42	147.24	138.87	166.22	164.76	0.9%
Private and other payors	197.05	187.29	170.78	173.71	165.15	156.45	182.19	179.69	1.4%
Total skilled nursing revenue	$267.72	$275.62	$218.53	$218.57	$207.64	$189.26	$250.98	$259.85	(3.4)%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2012	2011	2012	2011	2012	2011	2012	2011
Percentage of Skilled Nursing Revenue:
Medicare	33.6%	37.9%	26.9%	29.6%	31.7%	25.8%	32.3%	35.9%
Managed care	15.5	14.3	9.5	7.2	5.3	3.3	13.4	12.5
Other skilled	4.2	3.5	3.6	1.8	—	—	3.6	2.9
Skilled mix	53.3	55.7	40.0	38.6	37.0	29.1	49.3	51.3
Private and other payors	7.0	7.0	10.7	10.7	24.8	32.6	9.5	9.2
Quality mix	60.3	62.7	50.7	49.3	61.8	61.7	58.8	60.5
Medicaid	39.7	37.3	49.3	50.7	38.2	38.3	41.2	39.5
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2012	2011	2012	2011	2012	2011	2012	2011
Percentage of Skilled Nursing Days:
Medicare	15.9%	16.3%	12.2%	12.2%	14.1%	9.8%	14.9%	14.9%
Managed care	10.9	10.7	5.2	3.9	2.7	1.2	8.7	8.6
Other skilled	1.9	1.7	1.4	0.7	—	—	1.6	1.4
Skilled mix	28.7	28.7	18.8	16.8	16.8	11.0	25.2	24.9
Private and other payors	9.5	10.2	14.2	13.3	30.8	38.7	13.2	13.3
Quality mix	38.2	38.9	33.0	30.1	47.6	49.7	38.4	38.2
Medicaid	61.8	61.1	67.0	69.9	52.4	50.3	61.6	61.8
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2012	2011	2012	2011	2012	2011	2012	2011
Percentage of Skilled Nursing Revenue:
Medicare	34.8%	38.1%	26.6%	29.1%	33.1%	29.7%	33.3%	36.3%
Managed care	15.3	14.8	8.7	7.3	5.5	3.2	13.2	13.1
Other skilled	4.2	3.3	3.0	1.3	—	—	3.6	2.8
Skilled mix	54.3	56.2	38.3	37.7	38.6	32.9	50.1	52.2
Private and other payors	7.0	7.1	10.6	10.6	26.0	30.7	9.5	8.6
Quality mix	61.3	63.3	48.9	48.3	64.6	63.6	59.6	60.8
Medicaid	38.7	36.7	51.1	51.7	35.4	36.4	40.4	39.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2012	2011	2012	2011	2012	2011	2012	2011
Percentage of Skilled Nursing Days:
Medicare	16.6%	16.4%	12.0%	11.9%	14.6%	12.0%	15.5%	15.3%
Managed care	11.0	11.1	4.7	3.8	2.8	1.2	8.8	9.1
Other skilled	2.0	1.7	1.1	0.5	—	—	1.5	1.4
Skilled mix	29.6	29.2	17.8	16.2	17.4	13.2	25.8	25.8
Private and other payors	9.6	10.4	13.6	13.4	32.7	37.2	13.2	12.4
Quality mix	39.2	39.6	31.4	29.6	50.1	50.4	39.0	38.2
Medicaid	60.8	60.4	68.6	70.4	49.9	49.6	61.0	61.8
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE
The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
	$	%	$	%	$	%	$	%
	(Dollars in thousands)
Revenue:
Medicaid	$76,709	37.0%	$70,967	36.1%	$223,934	36.5%	$204,273	36.1%
Medicare	69,526	33.6	71,293	36.3	209,715	34.2	207,897	36.8
Medicaid—skilled	6,316	3.0	5,024	2.6	18,590	3.0	13,730	2.4
Total	152,551	73.6	147,284	75.0	452,239	73.7	425,900	75.3
Managed Care	26,316	12.7	23,621	12.0	77,738	12.7	71,938	12.7
Private and Other	28,283	13.7	25,441	13.0	83,641	13.6	67,777	12.0
Total revenue	$207,150	100.0%	$196,346	100.0%	$613,618	100.0%	$565,615	100.0%

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income, adjusted for net losses attributable to noncontrolling interest, before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDA and EBITDAR provides important supplemental information to management and investors to evaluate the Company's operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company's Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC's website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.